UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022 (June 8, 2022)

GOGO INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

303-301-3271

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2022, Gogo Business Aviation LLC (“Gogo BA”), a wholly owned subsidiary of Gogo Inc. (the “Company”), announced that it will launch the first global broadband service in business aviation using an electronically steered antenna and a low earth orbit (“LEO”) satellite network. On June 8, 2022, Gogo BA and Hughes Network Systems, LLC (“Hughes”) entered into a supply and product support agreement, dated as of June 6, 2022 (the “SPSA”), providing for Gogo BA’s purchase from Hughes of airborne antennas for use on a LEO satellite network, and the performance by Hughes of services related thereto. Under the SPSA, Gogo BA commits to purchase, over a seven-year period that will begin on completion of a project milestone currently expected to occur at the end of 2024, antennas with an estimated aggregate purchase price of approximately $170 million. During that seven-year period, Hughes may not sell substantially similar equipment to other purchasers in Gogo BA’s primary target market. The SPSA will remain in effect for a period of ten years, followed by automatic renewal for additional one-year periods unless earlier terminated by either party upon ninety days’ notice to the other party.

The Company believes that its global broadband initiative will significantly accelerate its revenue and free cash flow after launch, which is currently expected to occur in 2025, and generate a very high return on capital relative to the Company’s other capital allocation priorities.

The description of the SPSA contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the SPSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Forward-Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s business outlook, industry, business strategy, plans, goals and expectations concerning the Company’s market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report.

Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, our ability to effectively evaluate and pursue strategic opportunities.

Additional information concerning these and other factors can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2022, and in the Company’s Quarterly Report on Form 10-Q as filed with the SEC on May 5, 2022.

Any one of these factors or a combination of these factors could materially affect the Company’s financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. The Company’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Supply and Product Support Agreement, dated as of June 6, 2022, by and between Gogo Business Aviation LLC and Hughes Network Systems, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*

Certain portions of the exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of such exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

Date:	June 14, 2022	By:	/s/ Marguerite M. Elias
Marguerite M. Elias Executive Vice President, General Counsel and Secretary